Exhibit 24
CONSENT RESOLUTION OF BOARD OF DIRECTORS
AND POWER OF ATTORNEY

The undersigned, being all of the Directors of Microsoft Corporation, a Washington corporation, do by their signatures hereto, pursuant to RCW 23B.08.210, consent to the following action:

RESOLVED: that each person whose signature appears below hereby authorizes and appoints John G. Conners, John A. Seethoff, and Keith R. Dolliver his or her attorneys-in-fact, for any of them in any and all capacities, to sign any post-effective amendments to the S-3 registration statements indicated on Schedule A hereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Resolution and Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

/s/ STEVEN A. BALLMER Steven A. Ballmer	Director, Chief Executive Officer (Principal Executive Officer)	December 26, 2002

/s/ WILLIAM H. GATES III William H. Gates III	Director, Chairman, Chief Software Architect	December 11, 2002

/s/ JOHN G. CONNORS John G. Connors	Senior Vice President, Chief Financial Officer	December 26, 2002

/s/ JAMES I. CASH James I. Cash	Director	December 26, 2002

/s/ RAYMOND V. GILMARTIN Raymond V. Gilmartin	Director	December 26, 2002

/s/ DAVID F. MARQUARDT David F. Marquardt	Director	December 26, 2002

/s/ ANN MCLAUGHLIN KOROLOGOS Ann McLaughlin Korologos	Director	December 19, 2002

/s/ W. G. REED, JR. W. G. Reed, Jr.	Director	December 18, 2002

/s/ JON A. SHIRLEY Jon A. Shirley	Director	December 26, 2002

Schedule A – List of S-3 Registration Statements

SEC File Number	Dates Filed and Amended

033-56039	Filed 10/14/94; Amended 10/21/94; Amended 10/24/95

033-57277	Filed 1/13/95; Amended 2/17/95

033-57899	Filed 3/1/95; Amended 4/7/95

033-58867	Filed 4/27/95

033-62725	Filed 9/18/95

033-63471	Filed 10/18/95

333-00857	Filed 2/12/96; Amended 2/22/96; Amended 6/27/96

333-01177	Filed 2/23/96; Amended 3/1/96; Amended 6/27/96

333-02759	Filed 4/23/96

333-05961	Filed 6/13/96

333-08081	Filed 7/12/96; Amended 8/12/96

333-12441	Filed 9/20/96

333-17143	Filed 12/2/96/ Amended 12/13/96; Amended 12/16/96

333-18055	Filed 12/17/96

333-18195	Filed 12/18/96

333-23621	Filed 3/19/97

333-31803	Filed 7/22/97

333-37841	Filed 10/14/97

333-41387	Filed 12/3/97

333-43449	Filed 12/30/97

333-45989	Filed 2/10/98

333-52377	Filed 5/12/98

333-61507	Filed 8/14/98

333-65813	Filed 10/16/98; Amended 12/23/98

333-69027	Filed 12/16/98; Amended 1/19/99

333-75389	Filed 3/31/99

333-79461	Filed 5/27/99

333-83873	Filed 7/27/99

333-89793	Filed 10/27/99

333-94499	Filed 1/12/00; Amended 2/10/00; Amended 2/18/00

333-38694	Filed 6/6/00; Amended 6/19/00; Amended 6/27/00

333-40998	Filed 7/7/00; Amended 7/31/00

333-47814	Filed 10/12/00

333-53378	Filed 1/8/01

333-60782	Filed 5/11/01; Amended 6/6/01